SCHEDULE 14A
(Rule 14a-101)

Information Required In Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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☐	Soliciting Material Pursuant to ss. 240.14a-12

THE TOPPS COMPANY, INC.
(Name of Registrant as Specified In Its Charter)

PEMBRIDGE VALUE OPPORTUNITY FUND LP
PEMBRIDGE CAPITAL MANAGEMENT LLC
CRESCENDO PARTNERS II L.P. SERIES Y
CRESCENDO INVESTMENTS II, LLC
CRESCENDO ADVISORS LLC
ERIC ROSENFELD
TIMOTHY E. BROG
ARNAUD AJDLER
JOHN J. JONES
TOPPS FULL VALUE COMMITTEE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 23, 2006, the Topps Full Value Committee (the "Committee"), together with the other participants (as defined below), made a definitive filing with the Securities and Exchange Commission ("SEC") of a proxy statement and accompanying GOLD proxy card to be used to solicit votes for the election of its slate of director nominees and certain business proposals at the 2006 annual meeting of stockholders scheduled to be held July 28, 2006 (the "2006 Annual Meeting") of The Topps Company, Inc., a Delaware corporation (the "Company").

Item 1:  Slide presentation to shareholders.

TOPPS 2006 ANNUAL MEETING

TOPPS FULL VALUE COMMITTEE

PRESENTATION

Our objective

We are one of the largest TOPP stockholders.  Our goal is to maximize stockholder value for all stockholders.

Step 1: Replace three incumbent directors at the Annual Meeting on July 28, 2006

Deterioration of the operating results

Poor stock performance

Excessive compensation to management

Poor capital allocation

Lack of accountability and sub-standard corporate governance practices

Step 2: Take appropriate action to maximize stockholder value

Oversee and focus management to improve profitability

Hire an investment bank to explore all strategic options available

We Lack Confidence In The Ability And Commitment

Of The Current Board To Maximize Stockholder Value

Step 1: Replace three incumbent directors at
the Annual Meeting on July 28, 2006

Although our nominees would represent a minority of
the board, their election would provide a strong signal to
the current Board of Directors that the stockholders of
Topps want a change in the direction of the Company
(i.e., focus on profitability, better capital allocation) and support the formation of a special committee to review
all strategic alternatives.

DECLINE in sales, gross profit and gross margins and
INCREASE in SG&A as a % of sales

Poor financial performance

Over the last five years, income from operations fell significantly from $36.6 million in 2002 to a LOSS of $2.3 million in 2006.

Topps has been so poorly managed that gross margin is at a ten-year low while
SG&A expenses as a percentage of sales are at a ten-year high

March

March

February

February

February

2002

2003

2004

2005

2006

Net sales

300,180

290,115

294,917

294,231

293,838

Cost of sales

186,339

188,375

191,213

189,200

198,054

Gross Margins

37.9%

35.1%

35.2%

35.7%

32.6%

Other income, net

-215

184

n.a.

1,669

1,962

Selling, general and administrative expenses

77,062

81,142

87,527

94,019

100,058

Income from operations

36,564

20,782

16,177

12,681

-2,312

SG&A % Sales

25.7%

28.0%

29.7%

32.0%

34.1%

180
160
140
120
100
80
60
40
20
0
2001
2002
2003
2004
2005
2006
Topps Inc
S&P 400 MidCap Index - Total Return
S&P 500 Index - Total Return
Peer

Poor stock performance

Topps’ stock has lagged peers and indexes …

14
13
12
11
10
9
8
7
6
Jun-01
Dec-01
Jul-02
Jan-03
Aug-03
Mar-04
Sep-04
Apr-05
Oct-05
May-06

Poor stock performance

… while absolute performance has been very poor.

Compensation of management should be more closely aligned with the Company's financial performance.

Very high base salary for CEO in line with the salary of CEOs of much larger companies:

Additional $500,000 bonus in 2006 (as part of his employment agreement, Mr. Shorin receives a $500,000 signing bonus every 2 years)

Scott Silverstein, Arthur Shorin’s son-in-law saw a jump in his salary from $310,462 in 2004 to $420,000 in
2006.  At the same time, income from operations fell from $16.2 million in 2004 to a LOSS of 2.3 million in 2006.

Compensation structure does not incentivize management to perform since they are rewarded even if stockholders suffer

Position

Company

3-year average salary

Sales

CEO

Kraft Foods

$1,079,175

$34 billion

CEO

Hershey's

$1,006,667

$4.8 billion

CEO

Wrigley

$1,170,556

$4.1 billion

CEO

Topps

$979,872

$293 million

Excessive compensation to management

2002	2003	2004	2005	2006	**Average**
Cash	121,057	114,259	93,837	106,397	81,443	**103,399**
Sales	300,180	290,115	297,338	294,231	293,838	**295,140**
Cash as a % of Sales	**40.3%**	**39.4%**	**31.6%**	**36.2%**	**27.7%**	**35.0%**
Interest Income	4,894	2,516	2,426	2,706	2,912	
Cash Yield	**3.5%**	**2.1%**	**2.3%**	**2.7%**	**3.1%**	**2.8%**

Balance Sheet is underleveraged.

Topps has not been able to invest its cash at a sufficiently high rate of return and therefore, the company should return cash to its stockholders.

Over the last 3 years, Topps has kept a cash balance of 35% of sales yielding less than 3%.

Cash should be promptly returned to stockholders

Poor capital allocation

Related party dealings

Scott A. Silverstein, the President and Chief Operating Officer of the Company is the son-in-law  of
Arthur T. Shorin, the Chairman and Chief Executive Officer of the Company.  We strongly question whether this relationship  puts Mr. Shorin in a position to hold his President and Chief Operating
Officer accountable.  It’s easy to hire your son-in-law.  How difficult is it to reprimand or fire him?
Clearly, Topps’ performance shows a lack of accountability.

Jack Nussbaum (director) is the Chairman of the New York law firm of Willkie Farr & Gallagher LLP, the outside counsel to Topps.

Richard Tarlow (director) is Chairman of Roberts & Tarlow.  The 2003 proxy statement highlights the following related party dealing: Richard Tarlow, a director, is Chairman of Carlson &  Partners, which from time to time  performs advertising services for the Company.  Carlson & Partners was paid
$349,000 for services during the fiscal year ended March 1, 2003.

David M. Mauer (director) is the Chief Executive Officer of E&B Giftware, LLC since January 2003.
The 2003 proxy statement highlights the following related party dealing: Mr. Mauer was retained as a special consultant to the Company from April through December 2002 and as such was paid
$208,000 during the fiscal year ended March 1, 2003.  The Compensation Committee on April 24,
2002 granted Mr. Mauer options to purchase 30,000 shares of common stock at a price of $10.20 per share.

Are these “independent” directors going to ask the tough

questions to management and maximize value for all stockholders or do they want business from the Company?

Related party dealings raise serious issues as to the independence of this board.

Lack of accountability & sub-standard corporate governance practices

Classified board

Chairman and CEO roles are combined

Supermajority voting provisions

A supermajority vote is required for stockholders to amend certain provisions of the
Company's COI and Bylaws, including rescinding the classified Board

Inability to call special meeting of stockholders

No written consent

Stockholders are prohibited from taking action by written consent.

These defensive measures only serve to entrench and protect the incumbent board and management team in spite of terrible operating performance, lagging stock price, poor capital allocation and excessive management compensation

Where does Topps currently stand on corporate governance practices?

It is obvious that Topps has long-ignored proper corporate governance:

Lack of accountability & sub-standard corporate governance practices

A proposal recommending that the Topps Board amend the Restated Certificate of Incorporation of the
Company (the "COI") to declassify the Topps Board

A proposal recommending that the Topps Board amend the COI to allow stockholders of the Company to call a special meeting of stockholders

A proposal recommending that the Topps Board amend the Restated Bylaws of the Company to allow stockholders holding at least 15% of the outstanding capital stock of the Company to call a special meeting of stockholders

First, Topps announced that it would rule the

Committee’s proposals out of order because of technicalities!

Then, Topps put modified versions of these proposals

on its own proxy statement.

Ask yourself, would the Topps Board have recommended these three proposals without the actions of the Committee?

Did the Topps Board suddenly propose these corporate governance reforms because it has seen the light or is it a last-ditch effort to try to win votes for its slate of director nominees?

The Committee’s Corporate Governance Proposals

What the company says vs. facts!  Whom should you trust?

“Topps has consistently returned capital to shareholders”

Fact: The company has kept an average balance of $103 million cash on its balance sheet for the last
5 years yielding a pre-tax return of 2.8%. Could this cash have been better used?  What justification is there for Topps to retain excess capital?  We suggest their record demonstrates none.

“Topps has actively pursued strategic initiatives to enhance shareholder value”

Facts:

This process started two years ago. What is taking so long?

After two years of money spent on consultants and nine months of what Topps says is an
“unprecedented nature and pace of change”, the suggested cost cuts don’t go nearly far enough.

When the confectionery business was marketed by Lehman Brothers in 2005, it was not a separate business unit with its own P&L. This made it very difficult for a potential buyer to evaluate the true profitability of the business.  Would a Board committed to enhancing value have better positioned the confectionery business for sale?

“Strategic Initiatives: Cost Reduction”

Fact: Interesting timing. In June 2006, Topps announced further headcount reductions in the face of our proxy contest. Is Topps sincerely trying to cut costs or is it just again doing what it perceives is the minimum it takes to get your votes?

Topps’ Presentation (filed with the SEC on 6/19/2006)

What the company says vs. facts!

“Topps’ director nominees possess critical industry and business experience”

Facts:

What was the Board doing during the last 5 years when SG&A went up by $23 million and gross margin went down significantly?

Three “independent” directors have received payments from Topps for non-director services over the last five years. Are they truly independent enough to challenge management and ask the tough questions?

Our nominees have the necessary experience and required skills, but even more importantly, they care and are passionate about increasing stockholder value.

“Strong corporate governance”

Facts:

In 1997 and 1998, non-binding proposals to declassify the Board were strongly supported by stockholders. Topps reviewed the issue, defied the stockholders’ wishes and did not declassify the board.

Interesting timing. In the face of our proxy fight, Topps decides to adopt our proposals, recommending declassification of the Board and recommending that holders of 25% of the outstanding shares be allowed to call a special meeting. Is this a Board who truly cares about corporate governance or just one that will do what it takes to get your vote?

Related party dealings

Topps’ Presentation (filed with the SEC on 6/19/2006)

Step 2: Take action to maximize
stockholder value

Why our nominees should replace the three incumbent directors

The Full Value Committee is incentivized to maximize stockholder value

The Committee has a substantial financial incentive to maximize stockholder value

The Topps Full Value Committee owns approximately 7.4% of Topps – our incentive is aligned with the other stockholders

The nominees are committed to vigorously exercising their fiduciary duties for the benefit of all stockholders

Current board of directors need an injection of new blood

Based on the track record of the Topps Board, we lack confidence in the ability of the  current directors to take all actions necessary to maximize stockholder value.  We also question their commitment to take tangible steps towards improving the performance of the Company.  We believe that the actions taken by the Topps Board over the past five years expose a board and management team that is reactive to problems rather than  proactive in creating and unlocking stockholder value.

Take action to maximize stockholder value

Our plan

       Operate the Company for optimal profitability…

Pursue an operational and strategic analysis in order to determine how to best manage business moving forward

Analyze internal growth opportunities

… while concurrently reviewing various strategic alternatives

Selling the company by means of merger, tender offer or otherwise

Divesting or spinning off some/all of the assets

Evaluate best use of capital

Large stock buyback

Dividends to stockholders

Why our nominees should replace the current directors

Experienced team with clear mandate – maximize stockholder value

Timothy E. Brog

President of Pembridge Capital  Management and Portfolio Manager of Pembridge Value Opportunity Fund

Managing Director of The Edward Andrews Group Inc., a boutique investment bank since 1996

Corporate finance and M&A associate at Skadden, Arps, Slate, Meagher & Flom LLP from 1989 to 1995

Juris Doctorate from Fordham University School of Law in 1989 and a BA from Tufts University in 1986

Arnaud  Ajdler

Managing Director of Crescendo Partners

Director of Hill International, Inc. a NASDAQ listed company since June 2006.

Former CFO and director of Arpeggio Acquisition Corporation, a publicly traded company on the over the counter exchange from June 2004 to June 2006.

Assistant to the Chairman of the Board and a Board observer to Computer Horizons Corp.,  a NASDAQ listed company since October 2005

Previous experiences include management consulting (The Boston Consulting Group & Mercer Management
Consulting) and investment banking (Deutsche Bank)

M.B.A. Harvard Business School

John  Jones

Consultant to Trump Entertainment Resorts

Senior Vice President, General Counsel and Corporate Secretary for Argosy Gaming Company from January 2004 to the sale of Argosy in October  2005

Outside counsel to various businesses, Managing Director of The Edward Andrews Group Inc., and Vice Chairman
and General Counsel of Legal Advantage Services, Inc. between  December 2002 and January 2004

Executive Vice President, General Counsel and Corporate Secretary of RCN Corporation, a telecommunications company From July 1998 to December 2002.  Same positions from July 1998 until January 2001, with
Commonwealth Telephone Enterprises, Inc., a telecommunications company.

Vice President and General Counsel of Designer Holdings Ltd from January 1996 to December 1997

Previously, he was an attorney with the law firm Skadden, Arps, Meagher & Flom in New York City

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

THE TOPPS FULL VALUE COMMITTEE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") ON JUNE 23, 2006 A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING GOLD PROXY CARD, TO BE USED TO SOLICIT VOTES FOR THE ELECTION OF ITS SLATE OF DIRECTOR NOMINEES AND CERTAIN BUSINESS PROPOSALS FOR USE AT THE 2006 ANNUAL MEETING. THE COMMITTEE STRONGLY ADVISES ALL TOPPS STOCKHOLDERS TO READ THE PROXY STATEMENTS AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

STOCKHOLDERS ARE ABLE TO OBTAIN FREE COPIES OF THE PROXY STATEMENT FILED WITH THE SEC BY THE TOPPS FULL VALUE COMMITTEE THROUGH THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. IN ADDITION, INVESTORS WILL BE ABLE TO OBTAIN FREE COPIES OF THE PROXY STATEMENT FROM THE TOPPS FULL VALUE COMMITTEE BY CONTACTING TIMOTHY BROG, PEMBRIDGE CAPITAL, 708 THIRD AVENUE, NEW YORK, NY 10017 OR BY CALLING D.F. KING & CO., INC. AT (800) 628-8532.

THE PARTICIPANTS IN THE PROXY SOLICITATION ARE PEMBRIDGE VALUE OPPORTUNITY FUND LP, A DELAWARE LIMITED PARTNERSHIP, PEMBRIDGE CAPITAL MANAGEMENT LLC, A DELAWARE LIMITED LIABILITY COMPANY, TIMOTHY E. BROG, CRESCENDO PARTNERS II, L.P., SERIES Y, A DELAWARE LIMITED PARTNERSHIP, CRESCENDO INVESTMENTS II, LLC, A DELAWARE LIMITED LIABILITY COMPANY, CRESCENDO ADVISORS LLC, A DELAWARE LIMITED LIABILITY COMPANY, ERIC ROSENFELD, ARNAUD AJDLER AND JOHN J. JONES.

INFORMATION CONCERNING THE PARTICIPANTS AND THEIR INTERESTS IN THE SOLICITATION IS SET FORTH IN THE PROXY STATEMENT FILED WITH THE SEC.